UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007 (October 9, 2007)

NIGHTHAWK SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Nevada	0-30786	87-0627349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Gulfdale, Suite 200 San Antonio, TX 78216
(Address of principal executive offices)

(210) 341-4811
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On October 11, 2007, Nighthawk Systems, Inc. (the “Company” or “Nighthawk”) entered into an Asset Purchase Agreement (the “Agreement”) with Eagle Broadband, Inc. (“Eagle Broadband”), pursuant to which Nighthawk purchased from Eagle Broadband, and Eagle Broadband sold and transferred to Nighthawk, all right, title, and interest in and to Eagle Broadband’s set-top box business (the “Business”), including without limitation, certain inventory equipment (as more fully described in the Agreement) all lists, records and other information pertaining to drawings, blueprints, work orders, product data, equipment, equipment maintenance, utilization, and all books, ledgers, files and business records pertaining to the Business, whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise (collectively, with the Business, the “Purchased Assets”).  The set-top box Business purchased by Nighthawk allows for the delivery of High Definition, IP-based television and Internet services to the Hospitality industry.  The purchase price was $4,750,000 which was paid on the closing date of the Acquisition. Nighthawk assumed certain liabilities of Eagle Broadband relating to the Business.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Customer Agreement

In connection with the Acquisition, the Company was assigned the rights and obligations relating to that certain Purchase Agreement entered into by and between Eagle Broadband and a leading hospitality solutions provider dated March 1, 2007 (“Customer Agreement”).  Pursuant to the Customer Agreement, the customer is to submit purchase orders to the Company, from time to time, for the Company’s high-definition set-top boxes known as MediaPro IP3000HD.

Preferred Stock Financing

In connection with the Acquisition described herein, on October 9, 2007, the Company issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) 600,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share, for a purchase price of $6,000,000 (the “Preferred Stock”). The Preferred Stock has certain preferences and rights as provided for in the Company’s Certificate of Designations, Preferences and Rights of Series B Preferred Stock (“Certificate of Designation”).

In connection with the issuance of the Debenture, the Company executed and delivered to Dutchess a Subscription Agreement and a seven (7) year Warrant to purchase 10,000,000 shares of the Company’s Common Stock at 5/100 per share ($0.05). Moreover, the Company agreed that all obligations pursuant to certain existing indebtedness the Company has with Dutchess, as evidenced by certain Debentures, and the Preferred Stock are to be secured pursuant to a Security Agreement.

A copy of the Subscription Agreement, Certificate of Designation, Security Agreement and Warrant are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Financial Statements for the acquisition described herein will be filed pursuant to an amendment to this Current Report.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description
10.1	Asset Purchase Agreement dated October 10, 2007 by and between Nighthawk Systems, Inc. and Eagle Broadband, Inc.
10.2	Subscription Agreement, dated October 9, 2007 by and between Nighthawk Systems, Inc. and Dutchess Private Equities Fund, Ltd.
10.3	Certificate of Designations, Preferences and Rights of Series B Preferred Stock
10.4	Security Agreement, dated October 9, 2007 by and between Nighthawk Systems, Inc. and Dutchess Private Equities Fund, Ltd.
10.5	Warrant, issued by Nighthawk Systems, Inc. to Dutchess Private Equities Fund, Ltd., dated October 9, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

NIGHTHAWK SYSTEMS, INC.

Date: October 12, 2007	By:	/s/ H. Douglas Saathoff
H. Douglas Saathoff
Chief Executive Officer